UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2023

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39406 (Commission File Number)	92-1138525 (IRS Employer Identification No.)

2460 Alameda St., San Francisco, CA (Address of principal executive offices)	94103 (Zip Code)

(415) 320-1261
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TMPO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	TMPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2023, Tempo Automation Holdings, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the Company has not yet filed its Form 10-Q for the period ended June 30, 2023 (the “Filing”), the Company no longer meets the requirements for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(2)(F), the Company will have 60 calendar days, or until October 16, 2023 (the “Plan Date”), to submit a plan to regain compliance with the Periodic Filing Rule (the “Plan”), and if Nasdaq accepts the Plan, Nasdaq can grant an exception of up to 180 calendar days from the Filing’s due date, or until February 12, 2024 (the “Compliance Date”), to regain compliance. Nasdaq will consider things such as the following when determining whether to accept the Plan: (i) the likelihood that the Filing, along with any subsequent periodic filing that will be due, can be made within the 180-calendar day period; (ii) the Company’s past compliance history; (iii) the reasons for the late Filing; (iv) other corporate events that may occur within Nasdaq’s review period; (v) the Company’s overall financial condition; and (vi) the Company’s public disclosures. If the Company submits the Plan, Nasdaq will review the Plan and provide the Company with written notice of its decision regarding whether to grant an exception.

In the event that (i) the Company does not (a) submit the Plan by the Plan Date, or (b) regain compliance with the Periodic Filing Rule by the Compliance Date, or (ii) Nasdaq does not accept the Plan, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Company intends to consider available options to regain compliance with the Periodic Filing Rule. There can be no assurance that the Company will be able to submit the Plan by the Plan Date, or if it does, that Nasdaq will accept the Plan or that execution of the Plan will result in the Company successfully regaining compliance with the Periodic Filing Rule by the Compliance Date.

Item 7.01 Regulation FD Disclosure.

A press release, dated August 23, 2023, disclosing the Company’s receipt of the Letter referenced above is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company's ability to timely and satisfactorily submit the Plan, the Company’s ability to respond in a timely and satisfactory manner to any additional inquiries by Nasdaq, the Company’s ability to regain compliance with the Periodic Filing Rule, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the risk that the completion and filing of the Form 10-Q will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
99.1	Press Release of Tempo Automation Holdings, Inc., dated August 23, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempo Automation Holdings, Inc.

Date: August 23, 2023	By:	/s/ Joy Weiss
Joy Weiss
President and Chief Executive Officer